Exhibit 99.1
FOR IMMEDIATE RELEASE
WINLAND ELECTRONICS, INC. ELECTS TOM GOODMANSON
TO BOARD OF DIRECTORS

CONTACT:	Lorin E. Krueger	Brett Maas or Cameron Donahue

	Chief Executive Officer	Hayden Communications

	(507) 625-7231	(843) 272-4653

http://www.winland.com/
➢	Proven financial executive with more than 15 years experience
MANKATO, Minn. /June 6, 2007 / PR Newswire / Winland Electronics, Inc. (AMEX: WEX), a leading designer and manufacturer of custom electronic control products and systems, today announced that Tom Goodmanson has been elected to the Company’s board of directors. Mr. Goodmanson is a proven financial executive with more than 15 years experience as an auditor and chief financial officer.
Mr. Goodmanson is currently the Chief Financial and Administrative Officer of Gelco Information Network, Inc., a leading provider of global software-as-a-service and other on-demand business services. At Gelco, Mr. Goodmanson is responsible for all aspects of the finance, accounting, treasury, human resources, business process, audit and legal operations for Gelco. Previously, Mr. Goodmanson was Chief Financial Officer of Magenic Technologies, a fast-growing custom applications development consulting company with revenues that have grown 100% in the past five years. Prior, he was a senior manager at KPMG, LLP and is a CPA, inactive, in the state of Minnesota.
Lorin Krueger, Winland’s Chief Executive Officer, commented, “Adding a proven financial executive like Tom significantly enhances the depth and expertise of our board of directors and will assist us as we execute our business growth plans. We look forward to benefiting from Tom’s expertise in lean operating processes, cash management and expense reduction as we drive additional efficiencies in our EMS business. In addition, Tom’s experience at managing rapidly growing organizations will be of great value as we expand our proprietary products. We welcome Tom to the Winland team.”
Mr. Goodmanson added, “Winland has consistently outperformed its peers in the EMS space, and possesses significant upside opportunity related to its proprietary products. I look forward to working with the board and senior management to encourage additional operating efficiency and accelerate growth to maintain this trend going forward.”

Winland Electronics is an electronic manufacturing services (EMS) company, providing product development and manufacturing expertise and innovation for more than 20 years. Winland also markets proprietary products for the security/industrial marketplace. Winland’s product development offering includes program management, analog circuit design, digital circuit design, printed circuit board design and embedded software design. Winland differentiates itself from the contract manufacturer competition with its integrated product development and manufacturing services to offer end-to-end product launch capability, including design for manufacturability, design for testability, transition to manufacturing and order fulfillment. Winland’s core competency is delivering time-to-market through superior program management, experience, integrated development processes, and cross-functional teams. Winland Electronics is based in Mankato, MN.
Cautionary Statements
Certain statements contained in this press release and other written and oral statements made from time to time by the company do not relate strictly to historical or current facts. As such, they are considered forward-looking statements, which provide current expectations or forecasts of future events. The statements included in this release with respect to (i) significant upside opportunity related to the Company’s proprietary products, and (ii) additional operating efficiency and accelerating growth, are forward looking statements. These statements involve a variety of risks and uncertainties, known and unknown, including, among others, the risks that (i) unanticipated problems in design, manufacture or performance of our products, including our new product targeted at convenience stores, will arise; (ii) costs of production will exceed current estimates; (iii) our efforts to diversify our customer base may not be successful and (iv) we will not be able to remain profitable while reducing our margins to the extent required by the market at the same time. Consequently, no forward-looking statement can be guaranteed and actual results may vary materially.